Exhibit 99.1

CarParts.com Secures Strategic Investment from Global Industry Leaders ZongTeng Group, A-Premium, and CDH Investments.

Premium Valuation and $35 Million Investment Signal Strong Confidence in CarParts.com’s Market Position and Growth Strategy

Transaction Concludes Strategic Alternatives Review Process Announced in March 2025

LOS ANGELES – September 9, 2025 – CarParts.com, Inc. (NASDAQ: PRTS), a leading e-commerce provider of automotive parts and accessories, today announced that it has secured a strategic investment from ZongTeng Group, a world-class distribution and logistics powerhouse, A-Premium, a recognized global leader in mechanical parts procurement, marketing and e-commerce, and CDH Investments, a highly respected asset manager.

The investment in CarParts.com by ZongTeng Group, A-Premium, and CDH Investments represents a powerful validation of CarParts.com’s technology platform, market position, and growth trajectory. With over 2.5 million unique customers served annually and strategic distribution centers providing 2-day delivery coverage to 95% of the U.S., CarParts.com offers unmatched reach and infrastructure that will be significantly enhanced through this partnership.

As part of the transaction, ZongTeng Group, A-Premium, and CDH Investments will invest a total of $35.7 million into CarParts.com. This capital infusion not only strengthens the company’s balance sheet but also provides flexible, low-cost growth capital to fund strategic initiatives. CarParts.com will leverage these resources to expand its product assortment, enhance its customer experience and accelerate key operational improvements, positioning the company to better serve its customers while driving long-term growth and profitability.

CarParts.com and A-Premium have also entered a long-term commercial partnership that will provide CarParts.com customers access to over 150,000 additional products, including proprietary kits and bundles. Together with A-Premium, CarParts.com will provide customers with a significantly broader and more complete solution for their automotive needs, further strengthening CarParts.com’s position as a one-stop destination for both do-it-yourself (DIY) customers and professional installers.

CarParts.com and ZongTeng Group will work together to find ways to leverage ZongTeng Group’s world-class distribution and logistics expertise to accelerate CarParts.com’s ability to deliver parts faster and more efficiently. The possibility of using ZongTeng Group’s advanced logistics network positions CarParts.com to reduce delivery times, improve inventory management, and lower fulfillment costs, all of which directly benefit U.S. consumers.

“This investment marks an inflection point for CarParts.com,” said David Meniane, CEO of CarParts.com. “We are excited to leverage the expertise of ZongTeng, A-Premium and CDH Investments to help scale CarParts.com’s operations and unlock new growth opportunities in the $300 billion U.S. auto parts industry. We have the right partners for the next stage of our company’s journey.”

“We partnered with CarParts.com for its superior fulfillment capabilities and customer reach,” said Leon Chen, investment principal of ZongTeng Group. “Our investment reflects our belief that the market hasn’t fully recognized CarParts.com’s competitive advantages. This isn’t just an investment; it’s a partnership that will redefine customer expectations in the automotive aftermarket.”

“CarParts.com represents the ideal strategic partner for us to further expand the U.S. aftermarket,” said Aaron Gong, investment principal of A-Premium. “This partnership allows us to bring our nearly 150,000 SKUs to tens of millions of U.S. customers through one of the most efficient channels available. We are very excited to partner with CarParts.com, with its leading technology platform, 25-year brand heritage, and strategic warehouse infrastructure.”

 “CarParts.com stands out as a rare combination of operational excellence and untapped market potential,” said Chase Zheng, executive director at CDH Investments. “Our investment is driven by a long-term vision: to support companies with strong intrinsic competitiveness and significant growth potential that can be further unlocked through our value-adding strategies and strategic resources. We believe that CarParts.com is poised to lead the next wave of growth in the ecommerce automotive aftermarket space, and we’re proud to be part of that journey.”

Conclusion of Strategic Alternatives Review Process

With this transaction, CarParts.com has concluded its strategic alternatives review process originally announced in March 2025. After thoroughly evaluating a full range of strategic alternatives, including the sale of the company and other investment and strategic opportunities, CarParts.com’s Board of Directors unanimously concluded that this transaction best positions CarParts.com to deliver significant, near-term shareholder value while also allowing for investment to accelerate growth.

“After we announced our strategic review process in March 2025 following unsolicited inbound strategic inquiries, we thoroughly evaluated all alternatives to determine the best path forward for our shareholders,” continued David Meniane, CEO of CarParts.com. “We engaged with a significant number of interested parties and examined all reasonably available options, including selling the company. This transaction stood out due to its immediate value recognition through a meaningful premium to the recent historical trading range of Carparts.com’s stock, retained upside potential for our shareholders, and transformational sourcing and operational capabilities that position us to drive long-term shareholder value creation.”

Transaction Overview

ZongTeng Group, A-Premium, and CDH Investments are collectively investing a total of $35.7 million in CarParts.com. In the transaction, CarParts.com will issue approximately 10.3 million new common shares at $1.04 per share to the investor group, which represents a premium of 18% to CarParts.com’s 90-day volume-weighted average price. CarParts.com is also issuing convertible notes to ZongTeng Group and CDH Investments in an aggregate principal amount of $25 million with a three-year term, a two percent annual interest rate and a conversion price of $1.20 per common share. This structure provides immediate growth capital while aligning CarParts.com’s partners and shareholders around building long-term, sustainable value for the company. The transaction is expected to be completed in the coming days. The conversion of the convertible notes is subject to approval by CarParts.com shareholders to the extent necessary to comply with Nasdaq rules.

Advisers

Craig-Hallum Capital Group LLC served as exclusive financial advisor to CarParts.com, and Wilson Sonsini Goodrich & Rosati, Professional Corporation served as legal counsel. White & Case served as legal counsel to ZongTeng Group, A-Premium, and CDH Investments.

About ZongTeng Group

Zongteng Group is a global provider of e-commerce infrastructure services, specializing in local e-commerce fulfillment and cross-border logistics, while offering integrated multi-channel logistics solutions.

As a leading global third-party cross-border e-commerce logistics provider, Zongteng Group owns well-known brands such as GoodCang and YunExpress. Leveraging its digital capabilities and global logistics network, the company leads the industry across multiple dimensions including cost, efficiency, and security. It provides business-dedicated logistics, customized logistics solutions, and e-commerce express delivery services to global online sellers, export traders, and brand owners.

With over 10,000 employees worldwide, Zongteng Group operates four self-owned B777F cargo aircraft, fulfills over 2.5 million parcel orders daily, and operates a total e-commerce fulfillment space exceeding 24 million square feet. The company serves over 60,000 global cross-border e-commerce sellers.

About A-Premium

A-Premium is a rapidly growing global auto parts brand, recognized by consumers for its quality, innovation, and breadth of product offerings. The company is dedicated to improving the efficiency and transparency of the global automotive aftermarket supply chain through advanced technology and data-driven solutions.

With nearly 150,000 high-quality SKUs covering a full range of mechanical and performance parts, A-Premium serves customers across numerous countries and regions worldwide. Its commitment to first-to-market products, premium packaging, and bundled solutions has made it a trusted name for both professional installers and DIY enthusiasts.

By combining deep industry expertise, a strong product development engine, and a global distribution network, A-Premium delivers superior value to customers while driving the next generation of growth in the automotive aftermarket industry.

About CDH Investments

CDH Investments is one of the first Asia-focused alternative asset managers. With around $20 billion of assets under management, CDH focuses on investing in attractive asset classes, adhering to a value-oriented investment mindset. CDH has invested in more than 350 companies and helped more than 100 companies successfully list on internationally renowned stock exchanges.

About CarParts.com

CarParts.com, Inc. is a technology-led ecommerce company offering over 1 million quality automotive parts and accessories. Operating for over 25 years, CarParts.com has established itself as a premier destination for drivers seeking repair, maintenance, and upgrade solutions. Taking a customer-first approach, we deliver a seamless, mobile-friendly shopping experience across our website and app. With a commitment to delivering exceptional value backed by our nationwide, company-operated distribution network, fast shipping and experienced customer service team, CarParts.com aims to eliminate the uncertainty and stress often associated with vehicle maintenance and repair. The company operates CarParts.com and a portfolio of private-label and marketplace brands, including CarParts Wholesale, JC Whitney, Garage-Pro, Evan Fischer, and more.

For more information, visit www.carparts.com.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about CarParts.com’s business, its industry and the announced transaction, as well as certain assumptions made by CarParts.com. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding CarParts.com’s strategy, planned or anticipated operations, investment expectations, growth and value prospects, and expectations for the announced transaction. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, our ability to achieve the expected benefits from the announced transaction, including the commercial relationship, costs and expenses related to the transaction, responses by customers, competitors and regulators to the transaction, fluctuations in the trading price and volume of Carparts.com’s common shares related to the transaction or otherwise, competitive pressures, CarParts.com’s dependence on search engines to attract customers, demand for CarParts.com’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase CarParts.com’s product costs, the operating restrictions in CarParts.com’s credit agreement, the weather, and any other factors discussed in CarParts.com’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in CarParts.com’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.carparts.com/investor and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, CarParts.com expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations Contact:
Ryan Lockwood, CFA
ir@carparts.com